CONDITIONAL OPTION AGREEMENT

                           BIRMINGHAM SYN FUEL, L.L.C.


          THIS CONDITIONAL OPTION AGREEMENT (this "Agreement"), dated as of March 20, 1997, between Birmingham Syn Fuel I, Inc., an Oregon corporation, and Birmingham Syn Fuel II, Inc., an Oregon corporation (collectively, the "PFS Parties "), and PacifiCorp Financial Services, Inc., an Oregon corporation("PFS") on the one hand, and Alabama Synfuel #1, Ltd., a Delaware limited partnership ("Alabama Synfuel"), and Covol Technologies, Inc., a Delaware corporation ("Covol"), on the other hand.

          WHEREAS, simultaneously with the execution and delivery hereof, (i) Birmingham Syn Fuel, L.L.C., an Oregon limited liability company in which the PFS Parties are the sole members, as Buyer ("Buyer"), and Alabama Synfuel and Covol, jointly as Sellers, have entered into that certain Alabama Project Purchase Agreement, dated as of March 20, 1997(the "Purchase Agreement"), and
(ii) Covol, as Borrower and PFS, as Lender, have entered into that certain Convertible Loan and Security Agreement (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

          WHEREAS, pursuant to the Purchase Agreement, Covol and Alabama Synfuel have agreed to complete the construction of the Alabama Project and to transfer the Alabama Project to Buyer. To provide funds for the construction and other items relating to the Alabama Project, PFS has agreed to loan up to $5,000,000 (the "Loan") to Covol pursuant to the Loan Agreement.

          WHEREAS, the parties are mutually unwilling to enter into the Purchase Agreement, the Loan Agreement or the other Transaction Documents, or to consummate or to permit the consummation of the transactions contemplated thereby, unless each of the parties hereto executes and delivers, and agrees to be bound by the terms of this Agreement.

          WHEREAS, each party hereto has received and will receive material, direct or indirect benefits, by virtue of the execution, delivery and performance by the other parties of the Purchase Agreement, the Loan Agreement and the other Transaction Documents, it being acknowledged by each party hereto that this Agreement is given in consideration of, among other things, such benefits received and to be received by each party hereto and is not gratuitous.

          NOW THEREFORE, in consideration of the foregoing and the mutual promises and undertakings in this Agreement and the other Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant of Put Option. Covol hereby grants to the PFS Parties and PFS a put option to require Covol to simultaneously purchase all of the right, title and interest of the PFS Parties in Buyer and all of the interest of PFS in the Loan and in the other Transaction Documents (excluding (i) any Shares (as such term is defined in the Loan Agreement) received pursuant to the exercise of conversion rights under the Loan Agreement, and (ii) all rights under the Registration Rights Agreement (as such term is defined in the Loan Agreement); such non-excluded interests collectively referred to as the "Interest") on the following terms and conditions (it being acknowledged by the parties hereto that all of the Interests must be purchased and no partial purchase shall be permitted):

          (a) The put option granted hereby (the "Option") may only be exercised during the Option Period (as defined below) after the occurrence of a Put Event (as defined below).

          (b) For purposes hereof, the occurrence of any of the following shall constitute a "Put Event":

               (i) if, by June 30, 1997, the Alabama Project is not completed consistent with Buyer-approved plans and specifications and placed in service(for purposes of the 1986 Code and Section 29 of the 1986 Code);

               (ii) if, by June 30, 1997, a Letter Ruling satisfactory to Buyer (as contemplated under Section 7.1(i) of the Purchase Agreement) is not obtained by Buyer; or

               (iii) if, at any time, there has occurred and is continuing an Event of Default under the Loan Agreement (unless such Event of Default has been waived by the PFS Parties; it being acknowledged by the parties hereto that any such waiver shall be in the sole discretion of the PFS Parties);

provided, however, that in no event shall a Put Event occur after the receipt by Buyer of a Letter Ruling satisfactory to Buyer.

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
          (c) For purposes hereof, the period beginning the first Business Day immediately succeeding the Put Event and ending 120 days thereafter shall be the "Option Period".

          (d) The Option shall be exercisable by irrevocable written notice given to Covol by PFS on its behalf and on behalf of the PFS Parties at any time during the Option Period. The Option Price (defined below) shall be paid within thirty (30) days after delivery of the notice of exercise.

          (e) The "Option Price" for the Interest of PFS and the PFS Parties shall be an amount equal to the sum of the following:

               (i) all capital contributions of the PFS Parties to Buyer;

               (ii) all  obligations of Covol and Alabama Synfuel under the Loan
               Documents,   including,   without  limitation,   the  outstanding
               principal and interest on the Loan; and

               (iii) all of the out-of-pocket expenses of PFS and the PFS Investors in connection with the Transaction Documents, whether or not such expenses were otherwise reimbursable.

The Option Price shall be payable to PFS and PFS Parties by Covol in immediately available U.S. funds.

     2. Releases. Upon the exercise of the Option, PFS and the PFS Parties(and any Affiliate of any such parties) shall be automatically released from any further obligations under the Transaction Documents (except for the obligations under this Agreement). Upon payment in full of the Option Price pursuant to the terms hereof, Covol and Alabama Synfuel(and any Affiliate of any such parties) shall be automatically released from any further obligations to PFS and/or the PFS Parties(and any Affiliate of any such parties) under the Transaction Documents (except for the obligations under this Agreement).

     3. Delivery of Interests;  AS-IS. Upon payment in full of the Option Price,
(i) PFS shall transfer to Covol all of its interest in the Loan and related "Loan Documents" (as such term is defined in the Loan Agreement), and (ii) the PFS Parties shall transfer to Covol all of their respective interest in the Buyer. PFS and the PFS Parties shall only be required to represent that they are transferring their entire Interest, that they have made no prior transfers with respect to their Interest and that they have not encumbered their Interest with


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

any liens. EXCEPT AS EXPRESSLY SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE, THE TRANSFER OF THE INTERESTS SHALL BE MADE "AS IS," AND NONE OF PFS, THE PFS PARTIES NOR ANY AFFILIATE THEREOF SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, NOW OR HEREAFTER AS TO ANY OTHER MATTER RELATING TO THE INTERESTS, INCLUDING, WITHOUT LIMITATION, (A) AS TO THE VALUE OF THE INTERESTS, OR THE VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, QUALITY OF MATERIAL OR WORKMANSHIP, FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, MAINTENANCE, OR MARKETABILITY OF THE ALABAMA PROJECT, (B) AS TO THE CREDITWORTHINESS OF ANY OBLIGOR UNDER ANY DOCUMENT, OR (C) AS TO THE ENFORCEABILITY OF ANY TRANSACTION DOCUMENT.

     4. Further Assurances. Each party agrees, at the request of the other party, at any time and from time to time after the exercise of the Option, to execute and deliver all such further documents, and to take and forbear from all such action, as may be reasonably necessary or appropriate in order more effectively to perfect the transfers of rights contemplated herein or otherwise to confirm or carry out the provisions of this Agreement.

     5. Notices. All notices to or demands or requests of the parties hereto shall be given pursuant to the terms of the Purchase Agreement.

     6. Interpretation.

          (a) Ambiguities. The parties acknowledge that each party and its counsel has materially participated in the drafting of this Agreement and the other Transaction Documents; consequently, the rule of contract interpretation, that ambiguities, if any, in a writing be construed against the drafter, shall not apply.

          (b) Headings. The section headings in this Agreement are included for convenience only; they do not give full notice of the terms of any portion of this Agreement and are not relevant to the interpretation of any provision of this Agreement.

          (c) Governing Law. The parties intend that this Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts made and wholly performed within Utah by persons domiciled in Utah (without regard to choice of law rules).

          (d) Calculation of Time Periods. In the computation of any period of time provided for in this Agreement, the day of the act or event from which the


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

period of time runs shall be excluded, and the last day of the period shall be included, unless it is a Saturday, Sunday, or bank holiday under federal or Utah law, in which case the period shall be deemed to run until the end of the next day that is not a Saturday, Sunday, or bank holiday under federal or Utah law.

          (e) Severability. Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement. Furthermore, in lieu of each such invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

     7. Integration; Amendment. This Agreement, together with the other Transaction Documents, constitutes the entire agreement of the parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, or warranties other than those contained herein and/or in the
Transaction Documents. The Transaction Documents supersede all prior communications, representations, or agreements, verbal or written, among the parties relating to the subject matter hereof. This Agreement may not be amended except in writing signed by the parties hereto.

     8. Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, of such provision or of any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

     9. Expenses; Sales Taxes; Attorneys' Fees.

          (a) Expenses. Covol shall pay to PFS and the PFS Parties on demand all reasonable out-of-pocket costs and expenses incurred by PFS and the PFS Parties, or any of them (including the fees and charges of counsel) in connection with the preparation, execution and delivery of any documentation required to effect the provisions of this Agreement.

          (b) Sales Taxes. Covol shall be responsible for and shall indemnify, reimburse, and hold PFS and PFS Parties harmless against all sales, use,


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

transfer or similar taxes which may be imposed by any Federal, State or local authority in connection with the exercise of the Option and the transfer of the Interests hereunder.

          (c) Attorneys' Fees. If any suit or action arising out of or related to the this Agreement is brought by any party to any such document, the prevailing party or parties shall be entitled to recover the costs and fees (including without limitation reasonable attorneys' fees, the fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred by such party or parties in such suit or action, including without limitation any post-trial or appellate proceeding.

     10. Late Payments. Any amount payable by any party hereunder not paid when due shall bear interest at the lesser of the maximum rate permitted by applicable law or the "Default Interest Rate" (as such term is defined in the Loan Agreement) payable on demand, from the date when due until paid in full.

     11. Binding Effect; Termination. This Agreement shall bind and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, heirs, and permitted assigns. In the event that no Put Event has occurred and the Buyer has received a Letter Ruling satisfactory to Buyer, then this Agreement shall terminate and be of no further force and effect.

     12. Third-Party Beneficiary Rights. No person not a party to this Agreement is an intended beneficiary of this Agreement, and no person not a party to this Agreement shall have any right to enforce any term of this Agreement.

     13. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

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

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                       COVOL TECHNOLOGIES, INC.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       ALABAMA SYNFUEL #1, LTD.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       PACIFICORP FINANCIAL SERVICES, INC.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       BIRMINGHAM SYN FUEL I, INC.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       BIRMINGHAM SYN FUEL II, INC.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: